Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our Independent Auditor’s Report dated January 17, 2007 regarding the consolidated balance sheets of Santa Lucia Bancorp and Subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of earnings, changes in shareholders’ equity, and cash flows for the years then ended, in the Form 10-KSB filed with the Securities and Exchange Commission.

/s/ Vavrinek, Trine, Day, & Co., LLP

Laguna Hills, California

March 19, 2008